Exhibit 4.31

SHAREHOLDERS AGREEMENT

dated as of August 5, 2015

by and among

GEMINI SHIPHOLDINGS CORPORATION

and

THE SHAREHOLDERS SIGNATORY HERETO

i

TABLE OF CONTENTS
(continued)

		Page

Section 8.10	Termination	25
Section 8.11	Publicity	26
Section 8.12	Confidentiality	26
Section 8.13	Compensation and Reimbursement	26
Section 8.14	Amendments; Waivers	27
Section 8.15	No Strict Construction	27
Section 8.16	Other Business	27
Section 8.17	Construction	28
Section 8.18	Issuance of Preferred Stock	28
Section 8.19	Limitation of Litigation	29

SCHEDULES

Schedule I	Equity Securities held by Shareholders

EXHIBITS

Exhibit A	Form of Joinder Agreement

Exhibit B	Form of Articles of Incorporation

Exhibit C	Form of Bylaws

ii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is dated as of August 5, 2015, by and among Gemini Shipholdings Corporation, a Marshall Islands corporation (the “Company”), Virage International Ltd., a Marshall Islands corporation (the “Coustas Shareholder”), and Danaos Corporation (the “DAC Shareholder”, and together with the Coustas Shareholder, the “Shareholders”).

W I T N E S S E T H :

WHEREAS, the DAC Shareholder and the Coustas Shareholder have subscribed for shares of common stock, par value $0.01 per share, of the Company, of which the DAC Shareholder has subscribed for 49% of such shares and the Coustas Shareholder has subscribed for 51% of such shares;

WHEREAS, upon the consummation of the transactions contemplated above, the Shareholders will own Equity Securities (as defined below) in the amounts set forth in Schedule I attached hereto;

WHEREAS, the Company will own one or more SPVs for the purpose, as further described in Section 2.2, of acquiring, including through chartering-in, maintaining, managing, operating, chartering-out and disposing of containerships, including new building vessels;

WHEREAS, each containership will be acquired by a separate SPV, which will be a wholly-owned subsidiary of the Company; and

WHEREAS, the Company and each of the Shareholders desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1                                    Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Acquiror” shall have the meaning set forth in Section 3.4(a).

“Affiliate” shall mean, when used with reference to a specific Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person; provided, that for the purposes of the definition of “Permitted Transfers” only, with respect to any Shareholder, each director, shareholder, general partner, member, officer and employee (to the extent applicable) of such Shareholder or the spouse or children of any such director, shareholder, general partner, member, officer or employee or a trust or trusts solely for the benefit of such director, shareholder, general partner, member, officer or employee and/or the spouse or children of such director, shareholder, general partner, member, officer or employee shall, in each case, be deemed to be an Affiliate.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliate Transaction” shall mean any agreement, transaction or arrangement between the Company or any of its Subsidiaries, on the one hand, and any Shareholder or any of such Shareholder’s Affiliates, on the other hand.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

“Board” shall mean the board of directors of the Company.

“Bona Fide Offer” shall have the meaning set forth in Section 3.5(a).

“Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banks located in New York, New York, London, England or Athens, Greece are authorized or required by Applicable Law to close.

“Commercial Services” shall have the meaning ascribed thereto in Section 2.4.

“Commission” shall mean the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” shall mean the common stock of the Company, $0.01 par value per share.

“Common Stock Equivalents” shall mean, at any time, (i) with respect to each share of Common Stock issued and outstanding, one (1) and (ii) with respect to any other Equity Security which is at such time exercisable, exchangeable or convertible into or for Common Stock at an exercise price equal to or less than the Equity Value of the Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Coustas Interests” means all of the Coustas Shareholder’s rights, title and interests in Equity Securities of the Company.

“Coustas Shareholder” shall have the meaning set forth in the preamble to this Agreement.

“Crewing & Technical Services” shall have the meaning ascribed thereto in Section 2.4.

“DAC Shareholder” shall have the meaning set forth in the preamble to this Agreement.

“DAC Management Agreement” shall mean that certain Amended & Restated Management Agreement, dated as of May 1, 2015, between Danaos Corporation and Danaos Shipping Co. Ltd., as it may be amended from time to time.

“Directors” shall mean the members of the Board.

“Drag-Along Sale Purchase Price” shall have the meaning set forth in Section 3.4(b).

“Drag-Along Right” shall have the meaning set forth in Section 3.4(a).

“Drag-Along Sale” shall have the meaning set forth in Section 3.4(a).

“Dragging Shareholder” shall have the meaning set forth in Section 3.4(a).

“Equity Securities” shall mean, without duplication, all shares of Common Stock, all securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock and all options (including, without limitation, vested and unvested Stock Options), warrants and other rights to purchase or otherwise, directly or indirectly, acquire shares of Common Stock from the Company, or securities convertible into or exchangeable or exercisable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Value” shall mean, as of any date, the value of the shares of Common Stock determined as follows:  (a) if the Common Stock is listed on any established stock exchange, the Equity Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (b) in the absence of such markets for the Common Stock, the Equity Value shall be determined by the Board.

“Excess New Securities” shall have the meaning set forth in Section 3.6(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Governmental Authority” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Initial Public Offering” shall mean the first (1st) Public Offering.

“Involuntary Transfer” shall mean any transfer of title or beneficial ownership of Equity Securities on default, foreclosure, forfeit, divorce, court order or other than as a result of a voluntary decision on the part of a holder of Equity Securities.

“Involuntary Transferee” shall have the meaning set forth in Section 3.7(a).

“Management Agreement” shall mean the agreement entered or to be entered among the Company and Danaos Shipping Co. Ltd. which contains substantially similar terms to the DAC Management Agreement.

“New Securities” shall mean any Equity Securities (other than contractual rights to receive payments, such as “phantom” stock or stock appreciation rights issued to employees or consultants of the Company solely in exchange for services, where the amount thereof is determined by reference to fair market or equity value of the Company or any Equity Securities), whether authorized now or in the future (including, without limitation, debt obligations which are convertible into Equity Securities, such other common equity securities, warrants or other rights to purchase or otherwise directly or indirectly acquire Common Stock from the Company), including any such rights that may become convertible into or exchangeable or exercisable for any Equity Securities, such other common equity securities, warrants or other rights to purchase or otherwise directly or indirectly acquire Common Stock from the Company; provided, that “New Securities” shall not include (i) securities issued by the Company on or prior to the date hereof, (ii) securities issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the date hereof, (iii) securities issued upon the direct or indirect conversion of any Stock Options, (iv) securities issued by the Company in connection with any subdivision of securities (including any stock dividend or stock split), any combination of securities (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company, (v) any Stock Options, (vi) securities issued to any Person in connection with such Person becoming a board member or employee of the Company or any of its Subsidiaries, (vii) securities issued as consideration in any Sale of the Business, merger or recapitalization of the Company or issued as consideration for the acquisition of another Person or the assets of another Person (whether by merger, recapitalization, business combination or otherwise), (viii) any issuance of securities to any Person (including, without limitation, managers, directors, officers, employees or agents of the Company or any Subsidiary of the Company) which is determined by the Board in its sole and absolute discretion to be strategically beneficial to the operations of the Company or its Subsidiaries, (ix) securities issued as part of any financing transaction, so long as securities are not the only security component of such financing transaction, (x) one or more issuances of shares of Common Stock that are issued to one or more employees of the Company or any of its Subsidiaries at a price per share of Common Stock of not less than Equity Value and (xi) any issuance of Common Stock to one or more directors or senior officers of the Company or any of its Subsidiaries at a price per share of Common Stock of not less than Equity Value.

“New Securities Price” shall have the meaning set forth in Section 3.6(a).

“Non-Purchasing Shareholder” shall have the meaning set forth in Section 3.5(c).

“Non-Qualified Person” shall mean any Person, other than a Shareholder on the date hereof, who is (a) directly or indirectly engaged in any business which the Board determines, in good faith, to be competing with any business of the DAC Shareholder, the Company or any of its Subsidiaries, (b) any competitor, customer or supplier of the Company or any of its Subsidiaries, (c) an adverse party in any significant (as determined in good faith by the Board) legal or arbitration proceeding with the Company or any of its Subsidiaries or any Shareholder or (d) an Affiliate of any Person described in clauses (a) through (c).

“Notice of Intention” shall have the meaning set forth in Section 3.5(a).

“Offer Price” shall have the meaning set forth in Section 3.5(a).

“Offered Securities” shall have the meaning set forth in Section 3.5(a).

“Offeror” shall have the meaning set forth in Section 3.5(a).

“Option Exercise Notice” shall have the meaning set forth in Section 4.2(a).

“Option Exercise Period” shall have the meaning set forth in Section 4.2(a).

“Over-Allotment Offer” shall have the meaning set forth in Section 3.5(c).

“Participant” shall have the meaning set forth in Section 3.3(b).

“Permitted Transfer” shall have the meaning set forth in Section 3.2(a).

“Permitted Transferee” shall have the meaning set forth in Section 3.2(a).

“Person” shall mean any individual, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Preemptive Notice” shall have the meaning set forth in Section 3.6(a).

“Prospective Buyer Notice” shall have the meaning set forth in Section 3.5(b).

“Public Offering” shall mean any Underwritten Offering by the Company of Common Stock to the public pursuant to an effective registration statement filed with the Commission under the Securities Act (or the closing of another transaction that results in any Common Stock being publicly traded and widely held by the public); provided, however, that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Qualified Public Offering” shall mean a Public Offering which yields at least fifty-million U.S. Dollars ($50,000,000) of aggregate gross proceeds to the Company and any selling Shareholders.

“Sale of the Business” shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise), which results in the sale or transfer of (a) a majority of the assets of the Company and its Subsidiaries (if any) taken as a whole (determined based on value), (b) beneficial ownership or control of a majority of the capital stock or other equity, ownership, proprietary or voting interests of the Company or (c) beneficial ownership or control of a majority of the capital stock or equity, ownership, proprietary or voting interest of any one (1) or more of the Company’s Subsidiaries owning, controlling or otherwise constituting a majority of the assets of the Company and its Subsidiaries taken as a whole (determined based on value), in each case, to a Person or a “group” (as such term is defined under Regulation 13D under the Exchange Act) other than to the Coustas Shareholder or any of their respective Affiliates; provided, that for purposes of Section 8.10, a Sale of the Business shall not include any transaction effected solely for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Shareholder” shall have the meaning set forth in Section 3.5(a).

“Stock Options” shall mean all options to purchase shares of Common Stock granted to non-management members of the Board, members of management and key employees of the Company or any of its Subsidiaries.

“Shareholder” shall have the meaning set forth in the preamble to this Agreement and any other Person that becomes a Shareholder pursuant to Section 3.2(b) in accordance with the terms hereof by either executing this Agreement on the date hereof or a joinder agreement in the form attached hereto as Exhibit A.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one (1) or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one (1) or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest.

“SPV” shall mean a special purpose vehicle incorporated, formed or organized under the laws of Marshall Islands (or of such other jurisdiction as the parties hereto may agree upon), to acquire and operate a Vessel and SPVs shall mean all of them collectively.

“Third Party Broker” shall mean a mutually-agreed-upon independent investment banking firm, broker, expert advisor or other firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged.

“Transfer” shall have the meaning set forth in Section 3.1(a).

“Transfer Notice” shall have the meaning set forth in Section 3.3(a).

“Transferring Shareholder” shall have the meaning set forth in Section 3.3(a).

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Vessel” shall mean a container shipping vessel acquired by an SPV or to be acquired by an SPV in accordance with the terms of this Agreement.

“Vessel Acquisition” shall have the meaning set forth in the recitals of this Agreement.

ARTICLE 2

EQUITY CONTRIBUTIONS; MANAGEMENT SERVICES

Section 2.1                                    Organizational Matters; Initial Capitalization.  To the extent not yet effected as of the date hereof, the parties agree to cause the Company to adopt Amended and Restated Articles of Incorporation and Bylaws substantially in the form of Exhibit B and Exhibit C, respectively, and capitalize the Company with $15,000,000 in return for shares of Common Stock at a price of $15.00 per share, of which 510,000 shares shall be subscribed for and issued to the Coustas Shareholder, or 51% of the outstanding Common Stock of the Company, and 490,000 shares shall be subscribed for and issued to the DAC Shareholder, or 49% of the outstanding Common Stock of the Company.

Section 2.2                                    SPVs.  Each Vessel shall be separately acquired and owned through an SPV, each such SPV to be wholly owned by the Company capitalized with funds from the Shareholders.  Each SPV shall be a wholly-owned direct or indirect Subsidiary of the Company.  The business of each SPV shall be to own, charter-in, operate, charter-out and (where applicable) dispose of a Vessel with the objective of maximizing the value of the relevant return on investment for each of the Shareholders.

Section 2.3                                    Equity Contributions.  (a)  In the event any issuance of Equity Securities by the Company is not subscribed for by the Shareholders in the same proportion as their respective shareholdings immediately prior to such issuance of Equity Securities, the purchase price for the Equity Securities being issued shall be negotiated in good faith among the Shareholders and if the Shareholders cannot mutually agree on an appropriate price for such Equity Securities within 10 Business Days, the purchase price for the Equity Securities being issued shall be determined by a Third Party Broker, taking into account the fair market value of the Company’s vessels and any newbuildings under construction, taking into account attached charters, based on shipbroker appraisals, and the Company’s capital structure, including outstanding indebtedness, cash and other assets and liabilities as reflected on the most recent balance sheet prepared in accordance with Section 7.1 hereof, or using such other methodology as mutually agreed by the Shareholders.

(b)                                 The Company shall use equity contributions made by each Shareholder to provide each SPV formed with funds sufficient to acquire a Vessel, to fund any expenses incurred in relation thereto, and to fund expenses for the operation of the Vessel in accordance with the terms of this Agreement.  Equity contributions shall be payable to the Company in readily available funds to an account of the Company or, at the Company’s direction, to an account of the applicable SPV.

Section 2.4                                    Management Services.  The Company shall enter into the Management Agreement (to which each SPV shall become a party) pursuant to which, among other things, Danaos Shipping Co. Ltd. shall provide, or cause to be provided, all (i) crewing and technical management services (including crewing, day-to-day operations, regulatory compliance for each Vessel, marine accounting and risk management services) (collectively, the “Crewing & Technical Services”) and (ii) commercial, chartering, administrative and insurance services (collectively, “Commercial Services”), as well as services of the executive officers of the Company.  The Management Agreement shall provide that the Company or the relevant SPV shall pay fees for Crewing & Technical Services and Commercial Services, respectively, at the same rates as charged from time to time, to Danaos Corporation pursuant to the DAC Management Agreement.

ARTICLE 3

TRANSFER OF EQUITY SECURITIES

Section 3.1                                    Restrictions.

(a)                                 No Shareholder shall, voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase any right or option with respect to, encumber or grant a security interest in, dispose of, or in any manner, transfer any Equity Securities, in whole or in part, or any right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any Person, including, any derivative transaction that has the effect of changing the economic benefits and risks of ownership (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

(b)                                 From and after the date hereof, all certificates or other instruments representing Equity Securities held by each Shareholder and all certificates or other instruments issued in exchange for or upon the Transfer of any Equity Securities shall bear a legend which shall state:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND HAVE THE BENEFIT OF A SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST 5, 2015, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH SUCH SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS ON TRANSFER.  SUCH SHAREHOLDERS AGREEMENT ALSO PROVIDES FOR VARIOUS OTHER LIMITATIONS AND OBLIGATIONS, AND ALL OF THE TERMS THEREOF ARE INCORPORATED BY REFERENCE HEREIN.  A COPY OF SUCH SHAREHOLDERS AGREEMENT HAS BEEN FILED IN THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

(c)                                  In addition to the legend required by Section 3.1(b) above, all certificates representing Equity Securities held by each Shareholder and all certificates or other instruments issued in exchange for or upon the Transfer of any Equity Securities shall bear a legend which shall state:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

Notwithstanding the foregoing provisions of this Section 3.1(c), the legend required by this Section 3.1(c) shall be removed from any such certificates representing Equity Securities (i) when and so long as such Equity Securities shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) upon the request of any Shareholder to the Company, accompanied by a written opinion of counsel reasonably satisfactory to the Company that such Equity Securities may be freely transferred at any time without registration thereof under the Securities Act and that such legend may be removed.

(d)                                 Any attempt to Transfer any Equity Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Equity Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(e)                                  Each Shareholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (ii) in accordance with all Applicable Laws (including, without limitation, all securities laws).

Section 3.2                                    Permitted Transfers.

(a)                                 Notwithstanding anything to the contrary contained herein, but subject to Section 3.1(a) and Sections 3.1(e), and 3.2(b), a Shareholder may at any time effect any of the following Transfers (each a “Permitted Transfer”, and each transferee of such Shareholder in respect of such Transfer, a “Permitted Transferee”):

(i)                                     any Transfer (other than a Transfer to a Non-Qualified Person) of any or all Equity Securities held by a Shareholder following such Shareholder’s death by will or intestacy to such Shareholder’s legal representative, heir or legatee;

(ii)                                  any Transfer (other than a Transfer to a Non-Qualified Person) of any or all Equity Securities held by a Shareholder as a gift or gifts during such Shareholder’s lifetime to such Shareholder’s spouse, children, grandchildren, parents or a trust or other similar legal entity for the benefit of such Shareholder or any of the foregoing;

(iii)                               any Transfer of any or all Equity Securities held by a Shareholder to any Affiliate of such Shareholder (other than the Company or any of its Subsidiaries) who is not a Non-Qualified Person; provided, that any such Affiliate shall Transfer such Equity Securities to the Shareholder from whom the Equity Securities were originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Shareholder;

(iv)                              any Transfer of any or all Equity Securities held by a Shareholder which is made pursuant to and in compliance with (A) any stock repurchase agreement between a Shareholder and the Company or (B) Section 3.7;

(v)                                 any Transfer of any or all Equity Securities held by a Shareholder which is made pursuant to an effective registration statement filed pursuant to the Securities Act;

(vi)                              any Transfer (other than a Transfer to a Non-Qualified Person) of any or all Equity Securities held by a Shareholder which is made pursuant to and in compliance with Section 3.3 hereof (subject to compliance with Section 3.5);

(vii)                           any Transfer (other than a Transfer to a Non-Qualified Person) of any or all Equity Securities held by a Shareholder which is made pursuant to and in compliance with Section 3.4 hereof (subject to compliance with Section 3.5);

(viii)                        any Transfer (other than a Transfer to a Non-Qualified Person) of any and all Equity Securities by a Shareholder pursuant to Section 3.5 hereof;

(ix)                              any Transfer of any or all Equity Securities held by a Shareholder not described in any of clauses (i) through (viii) above to the extent expressly permitted by a majority of the disinterested members of the Board (it being understood that for purposes of this clause (ix), any director designated or nominated by a Shareholder, or elected to fill a vacancy or a newly created directorship by the vote of any such director, shall be deemed not to be disinterested with respect to any proposed Transfer by such Shareholder or another Shareholder who is an Affiliate of such Shareholder), notwithstanding that the transferee thereof may be a Non-Qualified Person;

provided, that the restrictions contained in this Section 3.2 will continue to be applicable to the Equity Securities after any Permitted Transfer (other than a Permitted Transfer made pursuant to Section 3.2(a)(v)).

(b)                                 In any Transfer referred to in Section 3.2(a) (other than Section 3.2(a)(v)), the Permitted Transferee shall agree in writing to be bound by all of the provisions of this Agreement and shall execute and deliver to the Company a copy of the joinder agreement attached hereto as Exhibit A or other joinder instrument in form and substance reasonably acceptable to the Board.  Each such Permitted Transferee or other transferee permitted hereunder shall hold such shares of Equity Securities subject to the provisions of this Agreement as a “Shareholder” hereunder as if such Permitted Transferee or transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

Section 3.3                                    Sales Subject to Tag-Along Rights.

(a)                                 In the event that a Shareholder (the “Transferring Shareholder”) proposes to effect a Transfer of all of the shares of Common Stock and other Equity Securities held by such Shareholder (other than a Permitted Transfer pursuant to clauses 3.2(a)(i)-(v)), such Transferring Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each of the non-Transferring Shareholders at least twenty (20) days prior to the closing of such Transfer.  The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the class and number of shares of Common Stock or other Equity Securities to be sold, the identity of the prospective transferee(s), the purchase price of each such share of Common Stock or other Equity Securities to be sold and the date such proposed sale is expected to be consummated.

(b)                                 Each of the Non-Transferring Shareholders shall have the right, exercisable upon delivery of an irrevocable written notice to the Transferring Shareholder within ten (10) Business Days after receipt of the Transfer Notice, to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice.  Each non-Transferring Shareholder electing to participate in the Transfer described in the Transfer Notice (each, a “Participant”) shall indicate in its irrevocable notice of election to the Transferring Shareholder the maximum number of shares of Common Stock it desires to Transfer.  Each such Participant shall be entitled to Transfer a number of shares of Common Stock equal to such holder’s pro rata portion of the total number of shares of Common Stock to be Transferred, as set forth in the Transfer Notice, up to such maximum number.  For purposes of this Section 3.3(b), “pro rata portion” shall mean for each Participant a fraction, the numerator of which is the total number of Common Stock Equivalents held by such Participant immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents held by all Shareholders immediately prior to the Transfer proposed in the Transfer Notice.  No holder of Equity Securities (other than shares of Common Stock) shall be entitled to sell Equity Securities (other than shares of Common Stock) pursuant to this Section 3.3, but shall be permitted to convert, exchange or exercise its applicable portion of Equity Securities (subject to the terms of such Equity Securities) for shares of Common Stock concurrently with, and subject to, the consummation of the proposed Transfer.

(c)                                  Each Participant shall effect its participation in the Transfer by delivering to the representative of the Transferring Shareholder (to hold in trust as agent for such Participant), at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, (i) one (1) or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of shares of Common Stock which such Participant is entitled to Transfer in accordance with Section 3.3(b) (but subject to the limitations set forth in Section 3.3(b)), (ii) a joinder or other similar agreement pursuant to which such Participant shall agree to be bound by the terms and conditions of the transactions described in the Transfer Notice pursuant to Section 3.3(a) in form and substance reasonably satisfactory to the Transferring Shareholder, and (iii) executed copies (or signature pages thereof) of such other agreements, documents or certificates as the Transferring Shareholders and/or its transferee shall reasonably request.  Such certificate or certificates or other instruments, as applicable, shall be delivered by the Transferring Shareholders to such transferee on the date scheduled for the consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such transferee shall remit to each such Participant its pro rata portion of the net sale proceeds to which such Participant is entitled by reason of its participation in such sale.  For purposes of this Section 3.3(c), “pro rata portion” shall mean for each Participant a fraction, the numerator of which is the number of shares of Common Stock to be Transferred by such Participant pursuant to this Section 3.3 and the denominator of which is the total number of shares of Common Stock to be Transferred pursuant to this Section 3.3.  The Transferring Shareholder’s sale of shares of Common Stock in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable than those set forth in such Transfer Notice and those applicable to the other Participants.

Section 3.4                                    Grant of Drag-Along Rights.

(a)                                 If the Right of First Refusal under Section 3.5 has expired, a Shareholder holding more than 50% of the Common Stock Equivalents held by all Shareholders proposes to Transfer all of the Equity Securities held by such Shareholder, then such Shareholder (a “Dragging Shareholder”) shall have the right (a “Drag-Along Right”), subject to compliance with Section 3.5, to require (i) each of the other Shareholders to take all action necessary or appropriate in order to cause the Company to take all action necessary or appropriate to give effect to such transaction and (ii) each of the Shareholders to sell, transfer or otherwise dispose of a corresponding percentage of its Common Stock and Equity Securities to the proposed transferee (the “Acquiror”), on the terms contemplated by Section 3.4(b) (a transaction described above, a “Drag-Along Sale”); provided that such Drag-Along Right shall only be available if (i)(A) written notice of such Drag-Along Sale pursuant to Section 3.4(b) is first delivered to the other Shareholders after December 31, 2018 or (B) the Drag Along Sale Purchase Price (as defined below) exceeds the highest price per share of Common Stock paid by any Shareholder by at least 10%, (ii) the Acquiror is not a Non-Qualified Person and (iii) the consideration for the Equity Securities in such Drag-Along Sale is comprised entirely of cash.

(b)                                 In order to exercise a Drag-Along Right, the Dragging Shareholder shall notify each of the other Shareholders thereof, such notice to set forth the principal terms and conditions of the proposed Drag-Along Sale, including without limitation, the class and number of shares of Common Stock or other Equity Securities to be sold, the identity of the Acquiror, the purchase price of each share of Common Stock or other Equity Securities to be sold and the date the sale is expected to be sold.  Each of the other Shareholders will take all actions reasonably requested by the Dragging Shareholder in connection with the consummation of such Drag-Along Sale, and within 20 Business Days of the receipt of such notice (or such longer period of time as the Dragging Shareholder shall designate in such notice), each of the other Shareholders shall cause its Equity Securities to be sold to the proposed buyer on the same terms and conditions and for the same per share or per unit consideration (the “Drag Along Sale Purchase Price”) as the Equity Securities being sold by the Dragging Shareholder.  In furtherance of and not in limitation of the foregoing, in connection with a Drag-Along Sale, each non-Dragging Shareholder shall (x) consent to and raise no objections against the Drag-Along Sale or the process pursuant to which it was arranged, (y) waive any appraisal rights and other similar rights, and (z) execute all documents containing such reasonable and customary terms and conditions (including representations and warranties that relate specifically to a particular non-Dragging Shareholder).

(c)                                  The Dragging Shareholder shall pay for all costs and expenses in connection with a Drag-Along Sale to the extent such costs and expenses are not otherwise paid by the Company or the transferee; provided, however, that the costs and expenses incurred by any Shareholder on its own behalf will not be shared by any other Shareholder.

Section 3.5                                    First Refusal Rights.

(a)                                 Except for a Permitted Transfer pursuant to clauses 3.2(a)(i)-(v), if any Shareholder (a “Selling Shareholder”) proposes to Transfer any Common Stock or other Equity Securities prior to any Transfer it shall obtain a bona fide offer from a third party that is not an Affiliate of such Shareholder (a “Bona Fide Offer”) for the purchase of such securities, including any securities a Participant has elected to sell pursuant to Section 3.3(b) hereof (collectively, the “Offered Securities”) and shall give written notice of the proposed Transfer (the “Notice of Intention”) to the Company and the other Shareholders accompanied by a copy of the Bona Fide Offer.  The Bona Fide Offer shall identify such purchaser (the “Offeror”), the price per share (which shall be in cash or a note or a combination thereof) being offered by the Third Party for the Offered Securities (the “Offer Price”) and all other material terms of the Bona Fide Offer.

(b)                                 For a period of 30 days following their receipt of the Notice of Intention, the other Shareholders shall have the irrevocable right to purchase at the Offer Price, and on the other terms specified in the Notice of Intention, their pro rata portion of the Offered Securities;

provided that such Shareholder may not exercise such right to purchase for less than its full pro rata portion of the Offered Securities.  The right of the other Shareholders pursuant to this Section 3.5(b) shall be exercisable by delivery to the Selling Shareholder and the Company of a notice (the “Prospective Buyer Notice”) and shall expire if unexercised within such 30 day period.

(c)                                  Each Shareholder shall have a right of over-allotment such that if any Shareholder elects not to purchase its pro rata portion of the Offered Securities (the “Non-Purchasing Shareholder”) pursuant to Section 3.5(b), the other Shareholders shall have the right to purchase up to the balance of Offered Securities not so purchased.  Within 35 days following its delivery of the Notice of Intention, the Selling Shareholder shall give written notice to the Shareholders who exercised their purchase right set forth in Section 3.5(b), which notice shall set forth the number of Offered Securities that remain unpurchased (the “Over-Allotment Offer”).  Such over-allotment right may be exercised by a Shareholder by accepting the Over-Allotment Offer in writing by delivery within five days of such Shareholder’s receipt of the Over-Allotment Offer of another Prospective Buyer Notice with respect to any amount of the unpurchased Offered Securities.  If, as a result thereof, the exercises of over-allotment rights exceed the total number of unpurchased Offered Securities, the Shareholders exercising such over-allotment rights shall be cut back with respect to such over-allotment rights on a pro rata basis.

(d)                                 If all notices required to be given pursuant to this Section 3.5 have been duly given, and the Company and the other Shareholders determine not to exercise their respective options to purchase all of the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention, then the Selling Shareholder shall have the right, for a period of 90 days following the earlier of (i) the expiration of the last applicable option period pursuant to this Section 3.5 and (ii) the date on which such Selling Shareholder receives notice from the Company and the other Shareholders that they will not exercise the options granted pursuant to this Section 3.5, to sell to the Offeror, subject to the provisions of Section 3.2(a) and Section 3.3, the Offered Securities as to which such options have not been exercised under this Section 3.5 at a price not less than the Offer Price and on the other terms set forth in the Notice of Intention.

(e)                                  If the Selling Shareholder wishes to sell, transfer or otherwise dispose of any Equity Securities (i) to any person or entity other than the Offeror, (ii) on terms and conditions that are more favorable in any material respect to the Offeror than those set forth in the Notice of Intention, or (iii) more than 90 days after the expiration of the option periods granted pursuant to this Section 3.5, then as a condition precedent to such transaction, such Equity Securities must again first be offered to the other Shareholders in accordance with the procedures and time periods set forth in this Section 3.5.

Section 3.6                                    Grant of Preemptive Rights to Shareholders.

(a)                                 In the event that, at any time, the Company shall decide to undertake an issuance of New Securities (any such issuance being hereby expressly consented to by each Shareholder in its capacity as such), the Company shall at such time deliver to each Shareholder written notice of the Company’s decision, describing the amount, type and terms of such New

Securities, the purchase price per New Security (the “New Securities Price”) to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue the New Securities including, without limitation, the expected timing of such issuance which will in no event be more than sixty (60) days or less than ten (10) days after the date upon which such notice is given (the “Preemptive Notice”).  Each such Shareholder shall have ten (10) days from the date on which the Preemptive Notice is given to agree by written notice to the Company to purchase up to its proportional share of such New Securities for the New Securities Price and upon the general terms specified in the Preemptive Notice and stating therein the quantity of New Securities to be purchased by such Shareholder.  In the event that in connection with such a proposed issuance of New Securities, any such Shareholder shall for any reason fail or refuse to give such written notice to the Company within such ten (10) day period, such Shareholder shall, for all purposes of this Section 3.6, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 3.6 to purchase any of such New Securities.  For purposes of this Section 3.6, a Shareholder’s “proportional share” shall mean, at any time, the quotient obtained by dividing the number of Common Stock Equivalents held by such Shareholder at such time by the aggregate number of Common Stock Equivalents held by all Shareholders at such time.

(b)                                 In the event and to the extent that any such Shareholder does not elect to purchase all of its respective proportional share in accordance with Section 3.6(a), the Company shall be free to issue the New Securities which were available for purchase by such non-electing Shareholders (the “Excess New Securities”) to any Person; provided, that (i) the price per Excess New Security at which such Excess New Securities are being issued to and purchased by such Person is not less than the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such Excess New Securities are substantially equivalent to the terms set forth in the Preemptive Notice.  Any Excess New Securities not issued or sold within one hundred twenty (120) days after the date of the Preemptive Notice shall again be subject to the provisions of this Section 3.6.

Section 3.7                                    Right to Purchase Upon Involuntary Transfer.

(a)                                 In the event of any Involuntary Transfer of Equity Securities, the Company shall have the right to purchase such Equity Securities pursuant to this Section 3.7.  Upon the Involuntary Transfer of any Equity Securities of any Shareholder or other holder, as the case may be, such holder shall promptly (but in no event later than two (2) Business Days after such Involuntary Transfer) deliver written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Equity Securities have been Transferred (the “Involuntary Transferee”) and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.  Upon the receipt of such notice, and for ninety (90) days thereafter (or at any time if such notice has not been given), the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all or any portion of the Equity Securities acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Equity Value of such Equity Securities on the date of Transfer to the Involuntary Transferee and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the price per Equity Security paid by the Shareholder over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.  Notwithstanding the foregoing, the Board may, for good cause shown by the Shareholder or other holder, as the case may be, who made the Involuntary Transfer, determine that payment of a purchase price equal to the Equity Value of such Equity Securities on the date of Transfer to the Involuntary Transferee, if higher than the price determined pursuant to clause (ii) above, would be appropriate under the circumstances and direct that payment be made in such amount.

(b)                                 The purchase price for the purchase and sale of the shares of Common Stock pursuant to Section 3.7(a) shall be paid in cash, by certified personal check or bank cashier’s check.

(c)                                  If the Company shall at any time during the term of this Agreement have the right pursuant to Section 3.7(a) to purchase any Equity Securities acquired by an Involuntary Transferee and the Company at such time is either unable, or elects not, to exercise such right with respect to all or any part of such Equity Securities, the Company shall assign its right and delegate its obligations under Section 3.7(a) to the DAC Shareholder, in the case of an Involuntary Transfer by the Coustas Shareholder or the Coustas Shareholder in the case of an Involuntary Transfer by the DAC Shareholder which may then exercise all of the rights of the Company with respect to the purchase of such Equity Securities as to which such rights are assigned.

ARTICLE 4

OPTION TO PURCHASE COUSTAS INTERESTS

Section 4.1                                    Option to Purchase Coustas Interests.

(a)                                 Subject to Section 4.2(b), the Coustas Shareholder hereby grants to the DAC Shareholder the unconditional right and option to purchase for fair market value all of the Coustas Interests at any time after the earlier to occur of (1) such time as the DAC Shareholder’s acquisition of the Coustas Interests would not conflict with or result in a breach or violation of any financing arrangement of Danaos Corporation or its subsidiaries and (2) December 31, 2018.

(b)                                 The parties acknowledge that the potential transfer of the Coustas Interests, pursuant to this Article 4 is subject to obtaining any and all written consents of Governmental Authorities and other third parties and to the terms of all agreements existing as of the date hereof in respect of the Coustas Interests. Each of the Coustas Shareholder and the Company hereby covenants and agrees to use its commercially reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Coustas Interests pursuant to this Article 4.

Section 4.2                                    Procedures.

(a)                                 If the DAC Shareholder decides to exercise the option to purchase the Coustas Interests, it will provide written notice to the Coustas Shareholder and the Company of such exercise, the fair market value it proposes to pay for the Coustas Interests and the other material terms of the purchase (the “Option Exercise Notice”). The decision to purchase the Coustas Interests, the fair market value to be paid for the Coustas Interests, and the other terms of the purchase shall be approved by the independent directors of the DAC Shareholder. If the DAC Shareholder and the Coustas Shareholder are unable to agree on the fair market value of the Coustas Interests that are subject to the Option Exercise Notice and/or the other material terms of the Option Exercise Notice during the 30-day period (the “Option Exercise Period”) after receipt by the Coustas Shareholder of the Option Exercise Notice, the DAC Shareholder and the Coustas Shareholder shall appoint a Third Party Broker prior to the fifth business day following the end of the Option Exercise Period to determine the fair market value of the Coustas Interests and/or the other material terms on which the DAC Shareholder and the Coustas Shareholder are unable to agree. In determining the fair market value of the Coustas Interests and/or the other material terms on which the Coustas Interests are to be sold, the Third Party Broker will have access to the proposed sale and purchase values and terms for the Option Exercise Notice submitted by the DAC Shareholder and the Coustas Shareholder, respectively, and to all information prepared by or on behalf of the DAC Shareholder and the Coustas Shareholder with respect to the Coustas Interests and reasonably requested by such Third Party Broker. Such Third Party Broker shall be required to determine the fair market value of the Coustas Interests and/or the other material terms on which the DAC Shareholder and the Coustas Shareholder are unable to agree within 30 calendar days of its engagement and furnish the DAC Shareholder and Coustas Shareholder its determination. The fees and expenses of the Third Party Broker will be divided equally between the DAC Shareholder and Coustas Shareholder. Upon receipt of such determination, the DAC Shareholder will have the option, subject to Section 4.2(b), but not the obligation in to purchase the Coustas Interests for the fair market value and on the other material terms determined by the Third Party Broker, as soon as commercially practicable after such determinations have been made.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Coustas Shareholder shall not be obligated to sell any Coustas Interests pursuant to the DAC Shareholder’s exercise of its option pursuant to Section 4.1(a) if the fair market value of the Coustas Interests determined pursuant to the procedures set forth in Section 4.2(a) is below the net book value of the interest in the Company represented by the Coustas Interests as determined by the Company’s most recent financial statements.

(c)                                  If the DAC Shareholder chooses to exercise its option to purchase the Coustas Interests, the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the Coustas Interests pursuant to which the Coustas Shareholder shall be obligated to sell the Coustas Interests to the DAC Shareholder and the DAC Shareholder shall be obligated to purchase the Coustas Interests from the Coustas Shareholders. The terms of the purchase and sale agreement will include the following:

(i)                                     the DAC Shareholder will deliver a cash purchase price (unless the DAC Shareholder and the Coustas Shareholder agree that the consideration will be paid by means of equity of the DAC Shareholder, an interest-bearing promissory note, another form of consideration or a combination thereof);

(ii)                                  the Coustas Shareholder will provide customary representations and warranties with respect to title to the Coustas Interests and any other such matters as the DAC Shareholder may reasonably request; and

(iii)                               neither the Coustas Shareholder nor the DAC Shareholder shall have any obligation to sell or buy the Coustas Interests if any of the consents referred to in Section 4.1(b) above have not been obtained.

(d)                                 If the DAC Shareholder chooses or is deemed to have chosen not to exercise the option to purchase the Coustas Interests at the price determined by the Third Party Broker under Section 4.2(a) all future rights to purchase the Coustas Interests by the DAC Shareholder will be extinguished (subject to any purchase rights that may arise under Article III), except as otherwise may be agreed.

ARTICLE 5

BOARD OF DIRECTORS OF THE COMPANY

Section 5.1                                    Composition.

(a)                                 Each Shareholder shall vote, at any time and from time to time, all of the shares of Common Stock held by such Shareholder and all other shares of Common Stock over which such Shareholder has voting control and shall take all other necessary or desirable action within such Shareholder’s control (whether in such Shareholder’s capacity as a shareholder, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to cause, elect and maintain a Board composed of three (3) Directors as follows:

(i)                                     two (2) individuals designated by the Coustas Shareholder from time to time in their sole discretion, who shall initially be Dimitris Coustas and Roberto Coustas; and

(ii)                                  one (1) individual designated by the DAC Shareholder from time to time in their sole discretion, who shall initially be Iraklis Prokopakis.

Any member of the Board designated by the DAC Shareholder pursuant to Section 5.1(a)(ii) shall also be appointed to each committee of the Board.  The Shareholders hereby agree not to (i) grant any proxy or become party to any voting trust or other agreement or arrangement which is inconsistent with, conflicts with or violates any provision of this Agreement or (ii) in any election of the members of the Board, cast any vote for any Person not nominated in accordance with the procedure set forth in this Section 5.1(a).

(b)                                 At all times, to the extent permitted by Applicable Law, the composition of the board of directors or any comparable governing body of the Company’s Subsidiaries shall have the same composition as that of the Board (except as otherwise may be mutually agreed by the Coustas Shareholder and the DAC Shareholder) and shall be subject to the terms of this Article 4 with references to the Board referring to the board of directors or any comparable governing body of the Company’s Subsidiaries, as may be applicable.

(c)                                  The by-laws of the Company shall provide that, except as otherwise provided by Applicable Law, no quorum shall exist at any meeting of the Board unless at least 80% of the directors of such Board are present at such meeting.

(d)                                 All actions to be taken by the Board of the Company shall be determined by a simple majority vote, provided that the following actions may only be approved by the Board on a unanimous basis:

(i)                                     acquiring or divesting any vessel, including entering into or disposing of any newbuilding construction contract;

(ii)                                  incurring, guaranteeing or assuming any material amount of indebtedness for borrowed money, including through sale leaseback arrangements, by the Company or any of its subsidiaries or obligating any Shareholder to do so;

(iii)                               appointing or replacing the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Company;

(iv)                              compensation arrangements for senior officers of the Company;

(v)                                 entering into, terminating or amending the terms of any Affiliate Transaction (including approving the continuation of the term of the Management Agreement after any termination of the DAC Management Agreement by the DAC Shareholder);

(vi)                              amending the Articles of Incorporation or Bylaws of the Company or this Agreement, including a change in the number of directors or the required level of director approval of any action;

(vii)                           issuing any additional Equity Securities or repurchasing, redeeming or cancelling any Equity Securities of the Company;

(viii)                        approving any Sale of the Business or any other merger, sale of all or substantially all of the assets of the Company; or any recapitalization, reorganization, dissolution or liquidation of the Company or, except in the ordinary course, any of its direct or indirect subsidiaries, or any filing for bankruptcy, reorganization or similar protection from creditors;

(ix)                              approval of an Initial Public Offering;

(x)                                 changing the Company’s business plan or the nature of its business from owning and operating containerships.

Section 5.2                                    Term.  Unless otherwise removed or replaced in accordance with Section 5.1 or Section 5.3, the members of the Board shall hold office until their respective successors shall have been duly appointed.

Section 5.3                                    Vacancy and Removal.

(a)                                 Any member of the Board designated by the Coustas Shareholder shall only be removed from the Board upon the request or approval of the Coustas Shareholder.  Any member of the Board designated by the DAC Shareholder pursuant to Section 5.1(a)(ii) shall only be removed from the Board upon the request or approval of the DAC Shareholder.

(b)                                 In the event that any director designated by the Coustas Shareholder pursuant to Section 5.1 ceases for any reason to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Coustas Shareholder hereunder.  In the event that any director designated by the DAC Shareholder pursuant to Section 5.1 ceases for any reason to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the DAC Shareholder hereunder.

Section 5.4                                    Limitation on Liability of Directors.  No Director shall, by reason of being a Director, be bound by, or be personally liable to any third Person for a judgment decree or order of any Governmental Authority or in any other manner, for the expenses, liabilities or obligations of the Company whether arising in contract, tort or otherwise, solely by reason of being a member of the Board.

ARTICLE 6

SHAREHOLDER REPRESENTATIONS AND WARRANTIES

Section 6.1                                    Representations and Warranties.  Each Shareholder and each Person who becomes a Shareholder after the date hereof with respect to itself hereby represents and warrants to and acknowledges with the Company and each other Shareholder that:

(a)                                 such Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;

(b)                                 such Shareholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(c)                                  such Shareholder is acquiring or has acquired Equity Securities for its own account and not as nominee or agent for any other Person and for investment only and not with a view to, or for offer or sale in connection with, any distribution thereof or with any present intention of offering or selling or otherwise disposing of such Equity Securities, all without prejudice, however, to the right of such Shareholder at any time to sell or dispose of all or any part of the Equity Securities held by such Shareholder pursuant to a lawful Transfer in accordance with this Agreement;

(d)                                 such Shareholder is not party to any contract or agreement, including any voting trust or other voting arrangement, whereby any of the Equity Securities or any interest therein held by such party on the date hereof is to be offered, sold, assigned, pledged, hypothecated or otherwise transferred;

(e)                                  such Shareholder understands that the Equity Securities have not been registered under the Securities Act or the securities or “blue sky” laws of any jurisdiction, and such Shareholder agrees that its Equity Securities cannot be transferred unless they are subsequently registered and/or qualified under the Securities Act or other applicable securities and “blue sky” laws, or are exempt from such qualification or registration, and the provisions of this Agreement have been complied with;

(f)                                   such Shareholder (i) has been provided with access to all information concerning the Equity Securities, the Company and its Subsidiaries, as he, she or it has requested and has had an opportunity to ask questions of management of the Company and to obtain such additional information concerning the Equity Securities, the Company and its Subsidiaries as such Shareholder deems necessary in connection with his, her or its acquisition of Equity Securities, (ii) understands that information with respect to existing business and historical operating results of the Company and its Subsidiaries and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct and (iii) acknowledges that on the date hereof the Company cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of any of its Subsidiaries;

(g)                                  if a natural person, (i) neither the Company nor any Person acting on behalf of the Company has offered to sell or sold the Equity Securities to such Person by means of any form of general solicitation or advertising, (ii) such Person has not received, paid or been given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale of the Equity Securities, and (iii) the address set forth below such Person’s name on the relevant Schedule is the address of the Person’s residence and domicile (not a temporary or transient residence);

(h)                                 if not a natural person, such Shareholder was not formed solely for the purpose of owning Equity Securities in the Company;

(i)                                     if a natural person, such Shareholder has the legal capacity to execute and deliver this Agreement (or the separate joinder, if applicable) and to consummate the transactions contemplated hereby (and thereby, if applicable) and, with or without the giving of notice or lapse of time, or both, neither shall require such Shareholder to obtain any consent or approval that has not been obtained or shall contravene or shall result in a breach or default which is material under any provision of any law, rule, regulation, order, judgment or decree applicable to such Shareholder or any agreement or instrument to which such Shareholder is party or by which such Shareholder or any of such Shareholder’s assets or properties is bound;

(j)                                    if not a natural person, the execution, delivery and performance of this Agreement (or the separate joinder executed by such Shareholder, if applicable) and the consummation of the transactions contemplated hereby (and thereby, if applicable) have been duly authorized by such Shareholder and, with or without the giving of notice or lapse of time, or both, do not require such Shareholder to obtain any consent or approval that has not been obtained and do not contravene or result in a breach or default which is material under any provision of any law, rule, regulation, order, judgment or decree applicable to such Shareholder, its certificate of incorporation, by-laws or other governing documents (if an entity) or any agreement or instrument to which such Shareholder is party or by which such Shareholder or any of such Shareholder’s assets or properties is bound; and

(k)                                 this Agreement is valid, binding and enforceable against such Shareholder in accordance with its terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

ARTICLE 7

ACCOUNTING AND INFORMATION RIGHTS

Section 7.1                                    Financial Statements and Other Information.  The Company shall at all times, and shall cause each subsidiary of the Company at all times to, maintain accurate and complete accounting and other financial records in accordance with the requirements of U.S. GAAP.  The Company shall prepare or obtain and deliver to the Shareholders:

(a)                                 unaudited consolidated financial statements in respect of each quarter (including a balance sheet), without accompanying notes, in a format agreed to by the Parties, within 60 days of the end of the quarter in question, prepared in accordance with the requirements of U.S. GAAP;

(b)                                 audited consolidated financial statements of the Company in respect of each fiscal year within 120 days of the end of such fiscal year, prepared in accordance with the requirements of U.S. GAAP; and

(c)                                  such other information in relation to the financial position and affairs of the Company as each Shareholder may from time to time reasonably require.

Section 7.2                                    Fiscal Year.  The fiscal year of the Company and each SPV shall end on 31 December.

Section 7.3                                    Independent Auditing Firm.  The Company shall appoint PricewaterhouseCoopers S.A. as its auditors and shall cause the Board of each subsidiary to appoint such firm as its auditors, unless the Board shall select another firm of independent registered accountants

ARTICLE 8

MISCELLANEOUS

Section 8.1                                    No Appraisal Rights.  Each Shareholder, by executing this Agreement, hereby acknowledges that, in the event of any merger or consolidation involving the Company, such Shareholder shall be entitled only to the rights, if any, provided in the applicable plan of merger and shall not be entitled to appraisal or similar rights.

Section 8.2                                    Entire Agreement.  This Agreement (including the schedules and exhibits hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto, except to the extent such matters are otherwise specifically addressed in the subscription agreements for Common Stock.

Section 8.3                                    Captions.  The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 8.4                                    Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 8.5                                    Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail (postage prepaid), (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

Gemini Shipholdings Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli

185 45 Piraeus, Greece
Attention: CEO
Telephone: +30 210 419 6400

Facsimile: +30 210 419 6489

If to the Coustas Shareholder, to:

Virage International Ltd.
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli

185 45 Piraeus, Greece
Attention:  CEO
Telephone: +30 210 419 6400

Facsimile: +30 210 419 6489

If to the DAC Shareholder, to:

Danaos Corporation
c/o Danaos Shipping Co. Ltd.
14 Akti Kondyli

185 45 Piraeus, Greece
Attention:  COO
Telephone: +30 210 419 6400

Facsimile: +30 210 419 6489

Section 8.6                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company, the Shareholders and their respective successors, assigns and Permitted Transferees.  Any or all of the rights of a Shareholder under this Agreement may be assigned or otherwise conveyed by any Shareholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

Section 8.7                                    Governing Law.  The corporate law of the Republic of the Marshall Islands shall govern all issues and questions concerning the relative rights of the Company and all of its Shareholders.  All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement (and the exhibits and schedules hereto), and all matters relating hereto, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 8.8                                    Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.  Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 8.5, such service to become effective ten (10) days after such mailing.  Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective.  Subject to Section 8.8(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.  The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(b)                                 Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement.  To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 8.8(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(c)                                  The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns or Permitted Transferees in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns or Permitted Transferees), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

(d)                                 The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale, disposition or issuance of any Equity Securities or the voting thereof or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance.  Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

(e)                                  Each Shareholder hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

Section 8.9                                    Benefits Only to Parties.  Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

Section 8.10                             Termination.

(a)                                 Subject to Section 8.10(b),this Agreement shall terminate upon the first to occur of:

(i)                                     the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction);

(ii)                                  the execution of a written instrument approving the termination of this Agreement, signed by the Company and each of the Coustas Shareholder and the DAC Shareholder; and

(iii)                               the closing of (i) a Qualified Public Offering, or (ii) a Sale of the Business.

(b)                                 Upon the date on which the Company first becomes subject to the period reporting requirements of Sections 13 or 15(d) of the Exchange Act, the covenants set forth in Section 7.1 will immediately terminate.

Section 8.11                             Publicity.  Except as otherwise required by Applicable Law or any recognized securities exchange, including the New York Stock Exchange, none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of the Coustas Shareholder, the DAC Shareholder and the Company to the contents and the manner of presentation and publication thereof.

Section 8.12                             Confidentiality.  Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and, if not an individual, shall cause its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates to keep) all information received as a Shareholder or Director relating to the Company (including any such information received prior to the date hereof) confidential except information which (a) is required by Applicable Law or recognized securities exchange, including the New York Stock Exchange, (b) becomes known to such Shareholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or otherwise prohibited from transmitting the information to such Shareholder, or (c) becomes generally available to the public through no breach of this Agreement by any party hereto.  Each of the parties hereto agrees that (i) such information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the parties and (ii) if not an individual, it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential.  Each of the parties hereto agrees that such party will not, and if not an individual, will direct its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates not to, use such non-public information to either to compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of any jurisdiction.

Section 8.13                             Compensation and Reimbursement.  As consideration for their agreement to serve as members of the Board, the Company may pay to members of its Board who are not employees of the Company an annual fee (paid quarterly or as otherwise determined by the Board), in amounts determined from time to time by the Board (which may be uniform among such Directors or disproportionate, as determined in the sole discretion of the Board), and the Company shall reimburse each of the respective members of its Board who are not employees of the Company for their reasonable out-of-pocket expenses incurred in connection with their serving on the Board.  Employees of the Company who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company’s usual expense reimbursement policies.

Section 8.14                             Amendments; Waivers.  No provision of this Agreement may be amended, modified or waived without the prior written consent of the Coustas Shareholder and the DAC Shareholder; provided, however, that no amendment or modification to, waiver of a right in, or deletion of Section 8.10 or this Section 8.14 shall be effective unless unanimously approved by all of the Shareholders.  Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with the terms of this Agreement shall not be deemed to be an amendment, modification or waiver requiring the consent of any Shareholder.  The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 8.15                             No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.16                             Other Business.  The Coustas Shareholder and the DAC Shareholder and any of their respective Affiliates shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company or any of its Subsidiaries, notwithstanding that representatives of any Coustas Shareholder or any DAC Shareholder or any of their respective Affiliates are serving on the Board.  None of the Coustas Shareholder, the DAC Shareholder nor any of their respective Affiliates, as a shareholder, officer or director of the Company or any of its Subsidiaries, shall have any obligation to communicate, present or offer first to the Company or any of its Subsidiaries any business opportunity or venture of any kind, nature or description that any Coustas Shareholder or any DAC Shareholder or any of their respective Affiliates, as the case may be, may wish to pursue from time to time, independently or with others.  Nothing in this Agreement shall be deemed to prohibit any Coustas Shareholder or any DAC Shareholder and/or any of their respective Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Company or any of its Subsidiaries, including any client, customer, supplier, lender or investor of the Company or any of its Subsidiaries.  None of the Coustas Shareholder or any of the DAC Shareholder nor any of their respective Affiliates shall be liable to the Company or its Subsidiaries or any Shareholder for breach of any duty (contractual or otherwise) by reason of any such business ventures or of such Person’s participation therein or by reasons of the fact that any Coustas Shareholder or any DAC Shareholder, as applicable, or any of their respective Affiliates directly or indirectly pursues or acquires any such business opportunity or venture for itself, directs such opportunity or venture to another Person or does not communicate, present or offer first such opportunity or venture to the Company or any of its Subsidiaries.  Neither the Company (or any of its Subsidiaries) nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the transactions contemplated hereby, in or to any independent venture of any Coustas Shareholder, any DAC Shareholder or any of their respective Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company or any of its Subsidiaries.

Section 8.17                             Construction.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)                                 the headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)                                 words importing any gender shall include other genders;

(c)                                  words importing the singular only shall include the plural and vice versa;

(d)                                 the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)                                  the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)                                   references to “Schedules,” “Exhibits,” “Articles” or “Sections” shall be to Schedules, Exhibits, Articles or Sections of or to this Agreement;

(g)                                  references to any Person include the successors and permitted assigns of such Person;

(h)                                 the use of the words “or,” “either” and “any” shall not be exclusive;

(i)                                     wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j)                                    references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)                                 the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 8.18                             Issuance of Preferred Stock.  If at any time the Company issues preferred stock or other equity securities that are not “Equity Securities”, each of the parties hereto agrees to amend this Agreement to appropriately reflect such issuance and to preserve the respective rights and obligations of each of the parties hereunder.

Section 8.19                             Limitation of Litigation.  No Shareholder shall be entitled to initiate or participate in a class action suit on behalf of all or any part of the Shareholders against the Company or against any other Shareholder, unless such action or suit has been approved by the Board.  A Shareholder who initiates a class action in violation of this Agreement shall be liable to the Company and any Shareholder who is a defendant party to the action or suit for all damages and expenses which they incur as a result, including without limitation reasonable fees and expenses of legal counsel and expert witnesses and court costs.  Further, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

*     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GEMINI SHIPHOLDINGS CORPORATION

By:	/s/ Dimitrios Koustas
Name:	Dimitrios Koustas
Title:	C.E.O. - President / Director

VIRAGE INTERNATIONAL LTD.

By:	/s/ Efstathios Sfyris
Name:	Efstathios Sfyris
Title:	Director

DANAOS CORPORATION

By:	/s/ Iraklis Prokopakis
Name:	Iraklis Prokopakis
Title:	C.O.O./ Senior Vice President - Director

Signature Page to Shareholders Agreement

SCHEDULE I

EQUITY SECURITIES HELD BY SHAREHOLDERS

Name of Shareholder	Shares of Common Stock Held	Options
Virage International Ltd.	510,000	0
Danaos Corporation	490,000	0

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made as of [insert date], by and among [Insert Name of Investor] (the “Investor”) and Gemini Shipholdings Corporation, a Marshall Islands corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Shareholders Agreement (the “Shareholders Agreement”), dated as of August 5, 2015, by and among the Company and the Shareholders signatory thereto; and

WHEREAS, this Agreement has been entered into to record and effect the admission of the Investor as a Shareholder under the Shareholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

§1.  Definitions.  Capitalized terms defined in the Shareholders Agreement shall have the same meaning when used in this Agreement.

§2.  Admission of Investor.

(a)                                 By executing and delivering this Agreement to the Company, the Investor hereby agrees to become a party to, to be bound by, and to comply with the terms, conditions and provisions of the Shareholders Agreement in the same manner as if the undersigned Investor were an original signatory and named as a Shareholder thereunder.  By executing and delivering this Agreement to the Investor, the Company hereby consents to and confirms its acceptance of the Investor as a Shareholder for purposes of the Shareholders Agreement.

(b)                                 By executing and delivering this Agreement to the Company, the Investor hereby acknowledges, agrees and confirms (i) that his address details for notices under the Shareholders Agreement are as set forth on Schedule A attached hereto and made a part thereof, and (ii) the Investor has received a copy of the Shareholders Agreement and has reviewed the same and understands its contents.

§3.  Entire Agreement.  This Agreement and the Shareholders Agreement contain the entire understanding, whether oral or written, of the parties with respect to the matters covered hereby.  Any amendment or change in this Agreement shall not be valid unless made in writing and signed by both parties hereto.

§4.  Effect; Counterparts.  Except as herein provided, the Shareholders Agreement shall remain unchanged and in full force and effect.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

§5.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 8.7 (Governing Law) and 8.8 (Submission to Jurisdiction; Waiver of Jury Trial) of the Shareholders Agreement shall apply to this Agreement as though set out in full herein.

§6.  Headings; Construction.  The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

*     *     *

IN WITNESS WHEREOF the parties have caused this Joinder Agreement to be duly executed on the date first written above.

GEMINI SHIPHOLDINGS
CORPORATION

By:
Name:
Title:

[Insert name of Investor]

SCHEDULE A

ADDRESS FOR NOTICES

[Insert Investor’s address]

Facsimile:

Attention:

Exhibit B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GEMINI SHIPHOLDINGS CORPORATION

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

Gemini Shipholdings Corporation (the “Corporation”), a corporation organized and existing under the Marshall Islands Business Corporations Act (“BCA”), certifies:

I.                                        The name of the Corporation is:

<GEMINI SHIPHOLDINGS CORPORATION>

II.                                   The date of filing of the Corporation’s Articles of Incorporation with the Office of the Registrar of Corporations of the Republic of the Marshall Islands was July 22, 2015.

III.                              Pursuant to Section 93 of the BCA, these Amended and Restated Articles of Incorporation include an amendment, restatement and renumbering of Section B as Section SECOND, an amendment, restatement and renumbering of Section C as Section THIRD, an amendment, restatement and renumbering of Section D as Section FOURTH, an amendment, restatement and renumbering of Section G as Section TENTH,  a restatement and renumbering of Section E as Section SIXTH, an amendment to add Sections FIFTH, SEVENTH, EIGHTH and NINTH and the omission of prior Section F.

IV.                               These Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Sections 88(1) and 93 of the BCA, the Board of Directors of the Corporation having adopted resolutions by unanimous written consent in accordance with Section 55(4) of the BCA setting forth and declaring advisable that these Amended and Restated Articles of Incorporation be adopted in their entirety. In lieu of a meeting and a vote of the stockholders of the Corporation, unanimous written consent to these Amended and Restated Articles of Incorporation has been signed by the holders of all of the outstanding stock of the Corporation entitled to vote in accordance with Section 67 of the BCA and such consent has been filed with the minutes of the proceedings of stockholders of the Corporation.

V.                                    The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

FIRST:                                                        The name of the Corporation shall be:

GEMINI SHIPHOLDINGS CORPORATION

SECOND:                                         The purpose of the Corporation is:

(1)                                 To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, containerships, vessels, sailing vessels, yachts, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including landcraft, and any and all means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(2)                                 To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in containers, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

(3)                                 To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4)                                 To act as ship’s husband, shipbrokers, customhouse brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(5) To engage in any other lawful act or activity related thereto for which corporations may be organized under the BCA.

THIRD:                                                   The registered address of the Corporation in the Marshall Islands is Trust Corporation Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Corporation of the Marshall Islands, Inc. However, the Board of Directors of the Corporation (the “Board of Directors”) may establish branches, offices or agencies in any place in the world and may appoint legal representatives anywhere in the world.

FOURTH:                                        The aggregate number of shares of stock that the Corporation is authorized to issue is fifty million (50,000,000) shares with a par value of one-tenth of one cent (US $0.001), consisting of fifty million (50,000,000) shares of common stock (the “Common Stock”) with a par value of one-tenth of one cent (US $0.001).

FIFTH:                                                       In the event that, at any time, the Corporation shall decide to undertake an issuance of New Securities, the Corporation shall at such time deliver to each holder of Common Stock (each, a “Stockholder”) written notice of the Corporation’s decision, describing the amount, type and terms of such New Securities, the purchase price per New Security (the “New Securities Price”) to be paid by the purchasers of such New Securities and the other terms upon which the Corporation has decided to issue the New Securities including, without limitation, the expected timing of such issuance which will in no event be more than sixty (60) days or less than ten (10) days after the date upon which such notice is given (the “Preemptive Notice”).  Each such Stockholder shall have ten (10) days from the date on which the Preemptive Notice is given to agree by written notice to the Corporation to purchase up to its proportional share of such New Securities for the New Securities Price and upon the general terms specified in the Preemptive Notice and stating therein the quantity of New Securities to be purchased by such Stockholder.  In the event that in connection with such a proposed issuance of New Securities, any such Stockholder shall for any reason fail or refuse to give such written notice to the Corporation within such ten (10) day period, such Stockholder shall, for all purposes of this Article FIFTH, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Article FIFTH to purchase any of such New Securities.  For purposes of this Article FIFTH, a Stockholder’s “proportional share” shall mean, at any time, the quotient obtained by dividing the number of Common Stock Equivalents held by such Stockholder at such time by the aggregate number of Common Stock Equivalents held by all Stockholders at such time.

In the event and to the extent that any such Stockholder does not elect to purchase all of its respective proportional share in accordance with preceding paragraph of this Article FIFTH, the Corporation shall be free to issue the New Securities which were available for purchase by such non-electing Stockholder (the “Excess New Securities”) to any Person; provided, that (i) the price per Excess New Security at which such Excess New Securities are being issued to and purchased by such Person is not less than the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such Excess New Securities are substantially equivalent to the terms set forth in the Preemptive Notice.  Any Excess New Securities not issued or sold within one hundred twenty (120) days after the date of the Preemptive Notice shall again be subject to the provisions of this Article FIFTH.

“Common Stock Equivalents” shall mean, at any time, (i) with respect to each share of Common Stock issued and outstanding, one (1) and (ii) with respect to any other Equity Security which is at such time exercisable, exchangeable or convertible into or for Common Stock at an exercise price equal to or less than the Equity Value of the Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

“Equity Securities” shall mean, without duplication, all shares of Common Stock, all securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock and all options (including, without limitation, vested and unvested Stock Options), warrants and other rights to purchase or otherwise, directly or indirectly, acquire shares of Common Stock from the Corporation, or securities convertible into or exchangeable or exercisable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Value” shall mean, as of any date, the value of the shares of Common Stock determined as follows:  (a) if the Common Stock is listed on any established stock exchange, the Equity Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors of the Corporation deems reliable; and (b) in the absence of such markets for the Common Stock, the Equity Value shall be determined by the Board of Directors of the Corporation.

“New Securities” shall mean any Equity Securities (other than contractual rights to receive payments, such as “phantom” stock or stock appreciation rights issued to employees or consultants of the Corporation solely in exchange for services, where the amount thereof is determined by reference to fair market or equity value of the Corporation or any Equity Securities), whether authorized now or in the future (including, without limitation, debt obligations which are convertible into Equity Securities, such other common equity securities, warrants or other rights to purchase or otherwise directly or indirectly acquire Common Stock from the Corporation), including any such rights that may become convertible into or exchangeable or exercisable for any Equity Securities, such other common equity securities, warrants or other rights to purchase or otherwise directly or indirectly acquire Common Stock from the Corporation; provided, that “New Securities” shall not include (i) securities issued by the Corporation on or prior to the date hereof, (ii) securities issued upon the direct or indirect conversion, exchange or exercise of any securities issued by the Corporation on or prior to the date hereof, (iii) securities issued upon the direct or indirect exercise of any Stock Options, (iv) securities issued by the Corporation in connection with any subdivision of securities (including any stock dividend or stock split), any combination of securities (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Corporation, (v) any Stock Options, (vi) securities issued to any Person in connection with such Person’s becoming a board member or employee of the Corporation or any of its subsidiaries, (vii) securities issued as consideration in any Sale of the Business, merger or recapitalization of the Corporation or issued as consideration for the acquisition of another Person or the assets of another Person (whether by merger, recapitalization, business combination or otherwise), (viii) any issuance of securities to any Person (including, without limitation, managers, directors, officers, employees or agents of the Corporation or any Subsidiary of the Corporation) which is determined by the Board in its sole and absolute discretion to be strategically beneficial to the operations of the Corporation or its Subsidiaries, (ix) securities issued as part of any financing transaction, so long as securities are not the only security component of such financing transaction, (x) one or more issuances of shares of Common Stock that are issued to one or more employees of the Corporation or any of its Subsidiaries at a price per share of Common Stock of not less than Equity Value and (xi) any issuance of Common Stock to one or more directors or senior officers of the Corporation or any of its Subsidiaries at a price per share of Common Stock of not less than Equity Value.

“Person” shall mean any individual, corporation, limited partnership, general partnership, limited liability company, joint stock corporation, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Sale of the Business” shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise), which results in the sale or transfer of (a) a majority of the assets of the Corporation and its subsidiaries (if any) taken as a whole (determined based on value), (b) beneficial ownership or control of a majority of the capital stock or other equity, ownership, proprietary or voting interests of the Corporation or (c) beneficial ownership or control of a majority of the capital stock or equity, ownership, proprietary or voting interest of any one (1) or more of the Corporation’s subsidiaries owning, controlling or otherwise constituting a majority of the assets of the Corporation and its subsidiaries taken as a whole (determined based on value), in each case, to a Person or a “group” (as such term is defined under Regulation 13D under the U.S. Securities Exchange Act of 1934) other than to Virage Holdings or any of its respective affiliates.

SIXTH:                                                     The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have.

SEVENTH:                                 There shall be a minimum of three (3) directors and a maximum of ten (10) directors who shall constitute the Board of Directors.  The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors.  No director may be removed without the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. Vacancies shall be filled by, and only by, a vote of all of the directors then in office or by the sole remaining director.

Eighty percent (80%) of the directors at the time in office (but, unless the Board shall consist solely of one director, in no case less than one-third of total number of directors nor less than two directors), present in person or by proxy or communications equipment, shall constitute a quorum for the transaction of business.

The vote of the majority of the directors, present in person or by proxy or by means of communications equipment, at a meeting at which a quorum is present shall be the act of the directors, provided that the following actions may only be approved by a unanimous vote of the directors then in office:

(i)                                     acquiring or divesting any vessel, including entering into or disposing of any newbuilding construction contract;

(ii)                                  incurring, guaranteeing or assuming any material amount of indebtedness for borrowed money, including through sale leaseback arrangements, by the Corporation or any of its subsidiaries or obligating any stockholder of the Corporation to do so;

(iii)                               appointing or replacing the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Corporation;

(iv)                              compensation arrangements for senior officers of the Corporation;

(v)                                 entering into, terminating or amending the terms of any agreement, transaction or arrangement between the Corporation or any of its subsidiaries, on the one hand, and any stockholder of the Corporation or any of such stockholder’s affiliates, on the other hand;

(vi)                              amending these Articles of Incorporation, the bylaws of the Corporation or the Stockholders Agreement, by and among the Corporation and the stockholders signatory thereto, including any change in the number of directors or the required level of director approval of any action;

(vii)                           issuing any additional capital stock or securities convertible into or exchangeable into or exercisable for any capital stock or repurchasing, redeeming or cancelling any capital stock or securities convertible into or exchangeable into or exercisable for any capital stock of the Corporation;

(viii)                        approving any sale of the business or any other merger, sale of all or substantially all of the assets of the Corporation; or any recapitalization, reorganization, dissolution or liquidation of the Corporation or, except in the ordinary course, any of its direct or indirect subsidiaries, or any filing for bankruptcy, reorganization or similar protection from creditors;

(ix)                              approval of the sale of securities of the Corporation to an underwriter or underwriters for reoffering to the public registered under the U.S. Securities Act of 1933, as amended;

(x)                                 changing the Corporation’s business plan or the nature of its business from owning and operating containerships and activities related thereto.

No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the BCA, as then in effect; provided, however, that this paragraph shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article SEVENTH.

EIGHTH:                                          At all meetings of stockholders of the Corporation, except as otherwise expressly provided by law, the presence either in person or by proxy of stockholders of record entitled to cast at least 80% of the total number of votes eligible to be cast by holders of shares issued and outstanding and entitled to vote at such meetings shall constitute a quorum, except as otherwise provided by statute or these Articles of Incorporation.  If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

NINTH:                                                   The Corporation may transfer its corporate domicile from the Marshall Islands to any other place in the world.

TENTH:                                                 In furtherance and not in limitation of the powers conferred by the BCA, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, Gemini Shipholdings Corporation has caused these Amended and Restated Articles of Incorporation to be signed as of the 5th day of August 2015, by its Chief Executive Officer and President, who hereby affirms and acknowledges, under penalty of perjury, that these Amended and Restated Articles of Incorporation are the act and deed of the Corporation and that the facts stated herein are true.

GEMINI SHIPHOLDINGS CORPORATION

By:
Name:	Dimitrios Koustas
Title:	Chief Executive Officer and President

Exhibit C

GEMINI SHIPHOLDINGS CORPORATION

BYLAWS

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the directors shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.                        Annual Meeting.  The annual meeting of stockholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine, for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting.

Section 2.                        Special Meetings.  A special meeting of the stockholders may be called by the Secretary of the Corporation at any time at the direction of the Board and shall be called by the Secretary upon the request of any Director.  Except as may be set forth in the Articles of Incorporation, no other person or persons are permitted to call a special meeting.  No business may be conducted at the special meeting other than such business as may be properly brought before the meeting.  If the Chairman of the special meeting determines that business was not properly brought before the special meeting, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3.                        Notice of Meetings.  Notice of every annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law or the Articles of Incorporation, stating the date, time, place and purpose thereof, shall be given personally (including by telephone) or sent by mail, telegraph, cablegram, courier, telex, telecopy, electronic mail or other means deemed appropriate by the Board at least fifteen (15) but not more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat and to each stockholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the stockholder at his, her or its address as the same appears on the record of stockholders of the Corporation or at such address as to which the stockholder has given notice to the Secretary.  Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him or her.

Section 4.                        Adjournments.  Whether or not a quorum shall be present, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice in Section 3 of this Article II.  The Board of Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 5.                        Quorum.  At all meetings of stockholders, except as otherwise expressly provided by law or the Articles of Incorporation, there must be present either in person or by proxy stockholders of record holding at least eighty percent (80%) of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, at least eighty percent (80%) of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.  At any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of 80% in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Articles of Incorporation or by these bylaws.

Section 6.                        Organization.  The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board, if there is a Chairman of the Board, shall call all meetings of the stockholders to order, and shall act as chairman of such meetings.  In the absence of the Chief Executive Officer and the Chairman of the Board, the members of the Board of Directors who are present shall elect a chairman of the meeting.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.  It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Section 7.                        Voting.  At any meeting of stockholders, with respect to a matter for which a stockholder is entitled to vote, each such stockholder shall be entitled to one vote for each share it holds, except as otherwise expressly provided by law or in the Articles of Incorporation.  Each stockholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  If a quorum is present, and except as otherwise expressly provided by law or the Articles of Incorporation and except with respect to the election of directors, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders.  Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election.

Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 8.                        Voting Procedures and Inspectors.  The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.

The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 9.                        Consent of Stockholders in Lieu of Meeting.  Any action required or permitted to be taken by the stockholders of the Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same effect as a unanimous vote of stockholders, and may be stated as such in any articles or documents filed with a Registrar of Corporations.

The consent shall be delivered to the Corporation by delivery to its registered office in the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 10.                 Fixing of Record Date.  For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders, or to express consent to or dissent from any proposal without a meeting, to receive any distributions, or for any other action, the Board may fix a time not more than sixty (60) days prior to the date of for any such determination of stockholders, nor, in the case of a meeting of stockholders, less than fifteen (15) days before the date of such meeting.

ARTICLE III

DIRECTORS

Section 1.                        Number and Term of Office.  The affairs, business and property of the Corporation shall be managed by a Board of Directors to consist of a minimum of three (3) directors and a maximum number of ten (10) directors, with the number of directors to be fixed from time to time by a resolution passed by all members of the Board then in office, subject to the Articles of Incorporation of the Corporation.  Except as otherwise provided by law, the directors of the Corporation shall be elected at each annual meeting of stockholders and each director so elected shall serve until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.  The directors need not be residents of the Marshall Islands or stockholders of the Corporation.  Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2.                        Removal.  Any or all of the directors may be removed, with or without cause, by the affirmative vote of the holders of eighty percent (80%) of the voting power of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.  Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Articles of Incorporation, such director may be removed and the vacancy filled only by the holders of eighty percent (80%) of the voting power of that class of stock voting separately as a class.

Section 3.                        Vacancies.  Vacancies in the Board occurring by death, resignation, creation of new directorship, failure of the stockholders to elect the whole class of directors required to be elected at any annual election of directors or for any other reason, including removal of directors, with or without cause, shall be filled only by the affirmative vote of all of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board.  Any director appointed to fill a vacancy or a newly created directorship pursuant to this Section 3 of Article III shall hold office until the annual meeting of stockholders next succeeding his or her appointment, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 4.                        Regular meetings.  Regular meetings of the Board may be held at such time and place, within or without the Marshall Islands, as may be determined by resolution of the Board.

No notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

Section 5.                        Special meetings.  Special meetings of the Board may be called from time to time by the Chairman, the Chief Executive Officer, or any officer of the Corporation who is also a director.  The Chief Executive Officer or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any director stating the time, place and purpose of such special meeting.  Special meetings of the Board shall be held on a date and at such time and at such place, within or without the Marshall Islands, as may be designated in the notice thereof by the officer calling the meeting.

Section 6.                        Notice of Special Meetings.  Notice of the date, time and place of each special meeting of the Board shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone), or if such notice be delivered to such Director by mail, telegraph, cablegram, courier, telex, teleprinter, telecopy, electronic mail or other electronic means to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him or her.

Section 7.                        Quorum.  Subject to the provisions of Section 3 of this Article III, eighty percent (80%) of the directors at the time in office (but, unless the Board shall consist solely of one director, in no case less than one-third of total number of directors nor less than two directors), present in person or by proxy or communications equipment, shall constitute a quorum for the transaction of business.

Section 8.                        Organization.  The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board and the Chief Executive, a chairman shall be elected from among the Directors present.  The Secretary of the Corporation shall act as secretary of all meetings of the directors.  In the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9.                        Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the

Marshall Islands Business Corporations Act (the “BCA”), by a unanimous vote of the disinterested directors.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 10.                 Voting.  The vote of the majority of the directors, present in person or by proxy or by means of communications equipment, at a meeting at which a quorum is present shall be the act of the directors, provided that the following actions may only be approved by a unanimous vote of the directors then in office:

(i)                                     acquiring or divesting any vessel, including entering into or disposing of any newbuilding construction contract;

(ii)                                  incurring, guaranteeing or assuming any material amount of indebtedness for borrowed money, including through sale leaseback arrangements, by the Corporation or any of its subsidiaries or obligating any shareholder of the Corporation to do so;

(iii)                               appointing or replacing the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Corporation;

(iv)                              compensation arrangements for senior officers of the Corporation;

(v)                                 entering into, terminating or amending the terms of any agreement, transaction or arrangement between the Corporation or any of its subsidiaries, on the one hand, and any shareholder of the Corporation or any of such shareholder’s affiliates, on the other hand;

(vi)                              amending these bylaws or the Articles of Incorporation of the Corporation or the Shareholders Agreement, by and among the Corporation and the shareholders signatory thereto, including a change in the number of directors or the required level of director approval of any action;

(vii)                           issuing any additional capital stock or securities convertible into or exchangeable into or exercisable for any capital stock or repurchasing, redeeming or cancelling any capital stock or securities convertible into or exchangeable into or exercisable for any capital stock of the Corporation;

(viii)                        approving any sale of the business or any other merger, sale of all or substantially all of the assets of the Corporation; or any recapitalization, reorganization, dissolution or liquidation of the Corporation or, except in the ordinary course, any of its direct or indirect subsidiaries, or any filing for bankruptcy, reorganization or similar protection from creditors;

(ix)                              approval of the sale of securities of the Corporation to an underwriter or underwriters for reoffering to the public registered under the U.S. Securities Act of 1933, as amended;

(x)                                 changing the Corporation’s business plan or the nature of its business from owning and operating containerships.

Section 11.                 Consent of Directors in Lieu of Meeting.  Unless otherwise restricted by the Articles of Incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of any committee, as the case may be, consent thereto in writing (including by telegraph, cablegram, telex, teleprinter, telecopy, electronic mail or other electronic means), and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 12.                 Compensation of Directors and Members of Committees.  The Board may from time to time, in its discretion, fix the amounts which shall be payable in cash or in securities to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.  Directors shall be reimbursed for their reasonable expenses incurred in attending such meetings or otherwise in performing their duties as Directors.  No such payment or reimbursement shall preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1.                        Executive and Other Committees.  The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members, an Executive Committee and other committees to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions, or in these bylaws, shall have and may exercise, to the extent permitted by law, all the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) submit to stockholders of any action that requires stockholders’ approval by law, (ii) fill a vacancy in the Board or in a committee thereof, (iii) fix compensation of the directors for serving on the Board or any other committee, (iv) amend or repeal any bylaw or adopt any new bylaw, or (v) amend or repeal any resolution of the entire Board which by its terms shall not be so amendable or repealable.

Section 2.                        Membership and Rules.  Members of any Board committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board.  Vacancies in membership of such committees shall be filled by vote of the Board.  Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when required.

ARTICLE V

OFFICERS

Section 1.                        Number and Designation.  The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, a Chief Operating Officer, a Treasurer, a Chief Financial

Officer, one or more Vice Presidents and such other officers, if any, as the Board may deem necessary.  Officers may be of any nationality and need not be residents of the Marshall Islands.  The officers shall be elected annually by the Board at its first meeting following the annual election of directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board.  The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board.  The Board may at any meeting elect additional officers.  Each officer shall hold office at the pleasure of the Board and may hold more than one office.  Any officer may be removed by the Board at any time with or without cause.  Any vacancy in an office may be filled by the Board at any regular or special meeting.

In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board.

Section 2.                        Chief Executive Officer.  The Board shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation.  Subject to the control of the Board, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board.  The Chief Executive Officer shall make reports to the Board and to the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect.  The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors.

Section 3.                        Chief Operating Officer.  The Board of Directors may designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have general charge and control of all the operations of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Operating Officer.  The Chief Operating Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.  The Chief Operating Officer shall perform the duties of the Chief Executive Officer in the absence of the Chief Executive Officer.  The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors or the Chief Executive Officer.

Section 4.                        Chief Financial Officer.  The Board may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation.  Subject to the control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer.  The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs.  The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors or the Chief Executive Officer.

Section 5.                        Chairman and Vice Chairmen of the Board.  The Board may elect a Chairman of the Board from among its members.  The Chairman of the Board shall preside at all meetings of the Board and shall have all powers and may perform all duties incident to the office of Chairman of the Board which shall be required by law and shall have such other powers and perform such other duties as shall from time to time be assigned by these bylaws or by the Board.  The Board of Directors also may elect one or more Vice Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

Section 6.                        President and Vice Presidents.  The Board of Directors may elect a President and one or more Vice Presidents of the Corporation.  Subject to the control of the Board of Directors and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these bylaws or by the Board of Directors or the Chief Executive Officer.

Section 7.                        Secretary.  The Board shall elect a Secretary who shall act as Secretary of all meetings of the stockholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, and shall be empowered to affix the corporate seal to those documents the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same.  The Secretary shall also exercise such powers and perform such other duties as may be assigned to him or her by the Board or the President.

Section 8.                        Treasurer. The Board may elect a Treasurer who shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, and shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation. The Treasurer shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him or her by the Board or President.

Section 9.                        Other Officers. The Board may elect other officers of the Corporation who may exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

Section 10.                 Bond.  The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.                        Form and Execution of Certificates.  Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if elected, or the Chief Executive Officer, the President or any Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles if the certificate is countersigned by the transfer agent for the Corporation. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.                        Transfer.  The Board shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3.                        Loss of Stock Certificates.  The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                        Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Marshall Islands.

ARTICLE VII

DIVIDENDS

Section 1.                        Declaration and Form.  Subject to the provisions of the Articles of Incorporation, dividends may be declared in conformity with applicable law by, and at the discretion of, the Board at any regular or special meeting.  Dividends may be declared and paid in cash, stock or other property of the Corporation.

Section 2.                        Record Date.  The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE VIII

INDEMNIFICATION

Section 1.                        Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation to procure judgment in its favor by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interest of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Corporation unless and only to the extent that the courts of the Marshall Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the courts of the Marshall Islands or such other court shall deem proper.

Section 2.                        Successful Defense.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VIII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 3.                        Determination that Indemnification is Proper.  Any indemnification of a present or former director or officer of the Corporation under Section 1 of this Article VIII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this Article VIII.  Any such determination shall be made with respect to a person who is a director or officer at the time of the determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 4.                        Advance Payment of Expenses.  Unless the Board of Directors otherwise determines in a specific case, expenses, including attorneys’ fees, incurred by a person who is a director or officer at the time in defending a civil or criminal or administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.  The Board of Directors may authorize the Corporation’s legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5.                        Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the BCA are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a contract right may not be modified retroactively without the consent of such director or officer.

The rights to indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  The Corporation may enter into an agreement with any of its directors or officers, providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VIII.

Section 6.                        Severability.  If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each present or former director or officer as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.                        Subrogation.  In the event of payment of indemnification to a person described in Section 1 of this Article VIII, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 8.                        No Duplication of Payments.  The Corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against a person described in Section 1 of this Article VIII to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 9.                        Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these bylaws.

Section 10.                 Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and its subsidiaries similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

CORPORATE SEAL

Form. The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE X

FISCAL YEAR

Fiscal Year. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 1.                        Checks, Notes, Etc.  All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board, countersigned by such officers of the Corporation and other persons as the Board from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Secretary, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board of Directors from time to time may designate.

Section 2.                        Loans.  No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board.  When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.  Such authority may be general or confined to specific instances.

Section 3.                        Contracts.  The Chief Executive Officer, the President, any Vice President, the Treasurer and any other officer, employee or agent of the Corporation authorized by the Board may execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto.  The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 4.                        Waivers of Notice.  Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII

AMENDMENTS

Amendments.  These bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted, by unanimous vote of the Board or by the holders of eighty (80%) of the outstanding stock of the Corporation entitled to vote generally for the election of directors, at any annual meeting or at any special meeting; provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.